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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2004

                                 THINKPATH, INC.

             (Exact name of registrant as specified in its charter)

         Ontario                        1-14813                     N/A
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of organization)                                     Identification No.)

                  201 Westcreek Boulevard
                  Brampton Ontario Canada                            L6T 5S6
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         (Address of Principal Executive Office)                    (Zip Code)

       Registrant's telephone number, including area code: (905) 460-3040

                                 Not Applicable
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ITEM 5. OTHER EVENTS

         On March 26, 2004, Thinkpath closed on an $350,000 (US) offering of 12% Convertible debt. The offering was made to non-U.S. residents pursuant to Regulation S. The debt is convertible into common stock at a discount to the market. In connection with the offering, Thinkpath issued an aggregate of 840,000,000 warrants to purchase common stock and paid a 10% cash commission. The offering provides that the investors can purchase an additional $650,000
(US) of convertible debt. The proceeds were used to repay debt obligations and for working capital.

         In connection with such offering, Thinkpath formally restructured its debt obligations with Terry Lyons. Thinkpath issued Mr. Lyons a $299,768 (US) principal amount promissory note, providing for monthly payments of $10,000.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                               THINKPATH, INC.

                                               By: \s\ Declan French
                                                  ---------------------------
                                                    Declan French
                                                    Chief Executive Officer



Dated: March 30, 2004

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Item 7.  EXHIBITS

99.1  Securities Purchase Agreement dated March 26, 2004
99.2  12% Senior Secured Convertible Debenture
99.3  Warrant dated March 26, 2004